Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 12, 2010, relating to the financial statements of AnnTaylor Stores Corporation, and the effectiveness of AnnTaylor Stores Corporation’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of AnnTaylor Stores Corporation for the year ended January 30, 2010.

/s/ DELOITTE & TOUCHE LLP

New York, NY

August 23, 2010